UWM Holdings Corporation Announces Pricing of Upsized Offering of $1.0 Billion of 6.250% Senior Notes Due 2031

PONTIAC, MI, September 9, 2025 - UWM Holdings Corporation (NYSE: UWMC) (“UWMC”) announced today that its direct subsidiary, UWM Holdings, LLC (“UWM Holdings”), priced its offering of $1.0 billion aggregate principal amount of 6.250% senior notes due 2031 (the “Notes”). The aggregate principal amount of the offering was increased from the previously announced offering size of $600 million. The Notes will be guaranteed on a senior unsecured basis by UWM Holdings’ wholly-owned subsidiary, United Wholesale Mortgage, LLC (“United Wholesale Mortgage”), and will rank pari passu in right of payment with United Wholesale Mortgage’s existing senior unsecured notes by virtue of such guarantee. UWM Holdings expects the closing of the Notes to occur on September 16, 2025, subject to customary closing conditions. The Notes will have an interest rate of 6.250% and will be issued at a price of 100% of their face value.
UWM Holdings expects to use the net proceeds from the offering to (i) repay the 5.5% Senior Notes due 2025 at maturity on November 15, 2025, (ii) pay down amounts outstanding under the MSR Facilities and (iii) the remainder, if any, for working capital.

The Notes were offered only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable securities laws of any other jurisdiction. This press release does not and will not constitute an offer to sell any of the Notes or the solicitation of an offer to buy any of the Notes, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.
About UWMC, UWM Holdings and United Wholesale Mortgage

Headquartered in Pontiac, Michigan, UWMC is the publicly traded direct parent of UWM Holdings. United Wholesale Mortgage is the nation’s largest home mortgage lender by closed loan volume. United Wholesale Mortgage has been the largest wholesale mortgage lender in the nation by closed loan volume for nine consecutive years and is the largest purchase lender in the nation by closed loan volume. With a culture of continuous innovation of technology and enhanced client experience, United Wholesale Mortgage leads the market by building upon its proprietary and exclusively licensed technology platforms, superior service and focused partnership with the independent mortgage broker community. United Wholesale Mortgage originates primarily conforming and government loans across all 50 states and the District of Columbia. For more information, call 800-981-8898. NMLS #3038.

Forward-Looking Statements

This press release includes forward-looking statements regarding the offering of the Notes and the intended use of the net proceeds. Forward-looking statements include statements identified by terms such as “expect,” “anticipate,” “believe,” “outlook,” “may,” “should,” “target” or similar terms and variations thereof. These forward-looking statements may be affected by risks and uncertainties in UWMC’s business and market conditions. UWMC wishes to caution readers that certain important factors may have affected and could in the future affect UWMC’s actual results and could cause UWMC’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of

UWMC, including the risk that the offering of the Notes cannot be successfully completed. UWMC undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

For inquiries regarding UWMC, please contact:
INVESTOR CONTACT	MEDIA CONTACT
BLAKE KOLO	NICOLE ROBERTS
InvestorRelations@uwm.com	Media@uwm.com

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